PRESS RELEASE

Date:	July 27, 2011

From:	MutualFirst Financial, Inc.

For Publication:	Immediately

Contact:	Chris Cook, Senior Vice President, Treasurer and CFO of
MutualFirst Financial, Inc. (765) 747-2945

MutualFirst to Present at the KBW Community Bank Investor Conference

 Muncie, Indiana - MutualFirst Financial, Inc. (NASDAQ: MFSF) will be presenting at the Keefe, Bruyette & Woods 2011 Community Bank Investor Conference in New York City on August 2nd and 3rd, 2011.

David W. Heeter, President and Chief Executive Officer along with Christopher D. Cook, Treasurer and Chief Financial Officer will present at 11:30 a.m. EDT on August 3, 2011. The presentation will be broadcasted live and a replay will be available at http://www.kbw.com/news/conferenceCommunity2011.html.

MutualFirst Financial, Inc. and MutualBank, an Indiana-based financial institution, has thirty-two full-service retail financial centers in Delaware, Elkhart, Grant, Kosciusko, Randolph, St. Joseph and Wabash Counties in Indiana.  MutualBank also has two Wealth Management and Trust offices located in Carmel and Crawfordsville, Indiana and a loan origination office in New Buffalo, Michigan.  MutualBank is a leading residential lender in each of the market areas it serves, and provides a full range of financial services including wealth management and trust services and Internet banking services.  The Company’s stock is traded on the NASDAQ National Market under the symbol “MFSF” and can be found on the internet at www.bankwithmutual.com.

Statements contained in this release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.